EXHIBIT 3.1

                                State of Delaware
                     Office of the Secretary of State PAGE 1
                     --------------------------------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF

DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT

COPY OF THE CERTIFICATE OF INCORPORATION OF "CROSS ATLANTIC

CAPITAL INC.", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF

MAY, A.D. 1986, AT 9 O'CLOCK A.M.


                                        /s/ Edward J. Freel
                              [SEAL]    ----------------------------------------
                                        Edward J. Freel, Secretary of State

2092153 8100                            AUTHENTICATION: 9403182

981436106                                         DATE: 11-12-98

                                    756148007

                                                                        FILED
                                                                    MAY 28, 1986
                                                                        9 AM
                                                                 /s/ [ILLEGIBLE]
                                                                   [ILLEGIBLE]
                          CERTIFICATE OF INCORPORATION

                                       OF

                           CROSS ATLANTIC CAPITAL INC.

            The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

            FIRST: The name of the corporation (hereinafter called the "corporation") is

                           CROSS ATLANTIC CAPITAL INC.

            SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

            THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

            FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 50,000,000. The par value of each of such shares is $.001. All such shares are of one class and are shares of Common Stock.

            FIFTH: The name and the mailing address of the incorporator are as follows:

     NAME                                      MAILING ADDRESS
     ----                                      ---------------

J. A. Kent                        229 South State Street, Dover, Delaware

            SIXTH: The corporation is to have perpetual existence.

            SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within The State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

            EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

            1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By--Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

            2. After the original or other By-Laws of the corporation have been adopted, amended, or pealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

            3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (b) (2) of section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

            NINTH: The corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

Signed on May 28, 1986.


                                        /s/ J.A. Kent
                                        ----------------------------------------
                                                       J.A. Kent
                                                      Incorporator

                                State of Delaware

                     Office of the Secretary of State PAGE 1
                     --------------------------------

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF

DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT

COPY OF THE CERTIFICATE OF RENEWAL OF "CROSS ATLANTIC CAPITAL

INC.", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF JULY, A.D.

1988, AT 10 O'CLOCK A.M.


                                        /s/ Edward J. Freel
                              [SEAL]    ----------------------------------------
                                        Edward J. Freel, Secretary of State

2092153 8100                            AUTHENTICATION: 9403183

981436106                                         DATE: 11-12-98

                                                                        FILED
                                                                            10AM
                                                                     JUL 14 1986
                                                                 /s/ [ILLEGIBLE]
                                                                     [ILLEGIBLE]

                                   CERTIFICATE
                       for Renewal and Revival of Charter

            Cross Atlantic Capital Inc., a corporation organized under the laws of Delaware, the certificate of incorporation of which was filed in the office of the Secretary of State on the 28th day of May 1986, and recorded in the office of the Recorder of Deeds for ___________________ County, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

            1. The name of this corporation is Cross Atlantic Capital Inc.

--------------------------------------------------------------------------------

            2. Its registered office in the State of Delaware is located at 229
S. State St. Street, City of Dover Zip Code ______ County of Kent the name and address of its registered agent is The Prentice-Hall Corporation Systems, Inc.

            3. The date when the restoration, renewal, and revival of the charter of this company is to commence is the 29th day of February, 1988, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

            4. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 1988 at which time the charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

            IN TESTIMONY WHEREOF, and in compliance with the provisions of
Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters. Harold W. Paul the and last acting President, and Miriam Lacher, the last and acting Secretary of Cross Atlantic Capital, Inc. have hereunto set their hands to this certificate this 12th day of July, 1988

                                        /s/ Harold W. Paul
                                        ----------------------------------------
                                               Last and Acting President
                           ATTEST:


                                        /s/ Miriam Lacher
                                        ----------------------------------------
                                               Last and Acting Secretary
                                            Miriam Lacher

                                State of Delaware

                     Office of the Secretary of State PAGE 1
                     --------------------------------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF

DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT

COPY OF THE CERTIFICATE OF RENEWAL OF "CROSS ATLANTIC CAPITAL

INC.", FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF MARCH,

A.D. 1997, AT 9 O'CLOCK A.M.


                                        /s/ Edward J. Freel
                              [SEAL]    ----------------------------------------
                                        Edward J. Freel, Secretary of State

2092153 8100                            AUTHENTICATION: 9403184

981436106                                         DATE: 11-12-98

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 03/31/1997
                                                          971103136 - 2092153

                                STATE OF DELAWARE
                       CERTIFICATE FOR RENEWAL AND REVIVAL
                                   OF CHARTER

================================================================================

            CROSS ATLANTIC CAPITAL INC. a corporation organized under the laws of Delaware, the charter of which was forfeited for failure to obtain a registered agent, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

            1.    The name of this corporation is CROSS ATLANTIC CAPITAL INC.

                  -------------------------------------------------------------.

            2. Its registered office in the State of Delaware is located at 1013 CENTRE ROAD City of WILMINGTON Zip Code 19805 County of New Castle the name of its registered agent is The Prentice-Hall Corporation System, Inc.

            3. The date of filing of the original Certificate of incorporation in Delaware was MAY 28, 1986.

            4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February, same being prior to the date of the expiration of the charter This renewal and revival of the charter of this corporation is to be perpetual.

            5. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March AD. 1990, at which time its charter become inoperative and forfeited for failure to obtain a registered agent and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

            IN WITNESS WHEREOF, the corporation has caused this certificate to be signed by an authorized officer this 25th day of MARCH A.D. 1997.


                                        BY /s/ Philip Dascher
                                           -------------------------------------
                                                   Authorized Officer
                                                    Philip Dascher

                                State of Delaware

                     Office of the Secretary of State PAGE 1
                     --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF

DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT

COPY OF THE CERTIFICATE OF AMENDMENT OF "CROSS ATLANTIC CAPITAL

INC.", FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF MARCH,

A.D. 1997, AT 9:01 O'CLOCK A.M.


                                        /s/ Edward J. Freel
                              [SEAL]    ----------------------------------------
                                        Edward J. Freel, Secretary of State

2092153 8100                            AUTHENTICATION: 9403185

981436106                                         DATE: 11-12-98

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:01 AM 03/31/1997
                                                          971103140 - 2092153

                            ARTICLES OF AMENDMENT TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                           CROSS ATLANTIC CAPITAL INC
                            (A Delaware Corporation)

      Pursuant to the applicable provisions of the Delaware Corporation Law, the undersigned corporation adopts the following Articles of Amendment to its Certificate of Incorporation by stating the following:

      FIRST: The following Amendment to its certificate of Incorporation was duly adopted by the shareholders of the corporation on May 30, 1996, in the manner prescribed by Delaware law.

      SECOND: Article FOURTH of the Articles of Incorporation of tins corporation is amended to read in full as follows:

            FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 60,000,000. The par value of each of such shares is $.000833. All such shares are one class and are shares of Common Stock. Upon the amendment of this Article to read as hereinabove set forth, each five (5) outstanding shares is split, reconstituted and converted into six (6) shares of a par value of $.000833.

      THIRD: The foregoing Amendment to the Certificate of Incorporation had been duly approved by the Board of Directors on April 15, 1996.

      FOURTH: The foregoing Amendment to the Certificate of Incorporation has been duly approved by the required vote of shareholders in accordance with Delaware law on May 30, 1996. The total number of outstanding shares of the corporation is 500,000. The number of shares voting in favor of the Amendment equaled or exceeded to vote required. The number of shares voting for such Amendment was 489,000 and the number of shares voting against such Amendment was 0.

      We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this Certificate are true and correct of our own knowledge.

      In witness whereof, the corporation has caused this Articles of Amendment to Certificate of Incorporation to be signed by authorized officers this 30th day of July, 1996.

DATED: July 30, 1996                    CROSS ATLANTIC CAPITAL INC.

                                        By: /s/ Philip Dascher
                                            ------------------------------------
                                            Philip Dascher, President


                                        By: /s/ Amy Moll
                                            ------------------------------------
                                            Amy Moll, Secretary

                                State of Delaware

                     Office of the Secretary of State PAGE 1
                     --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF

DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT

COPY OF THE CERTIFICATE OF AMENDMENT OF "CROSS ATLANTIC CAPITAL

INC.", CHANGING ITS NAME FROM "CROSS ATLANTIC CAPITAL INC." TO

"ELGIN E2, INC.", FILED IN THIS OFFICE ON THE FIFTH DAY OF

JANUARY, A.D. 1998, AT 4:30 O'CLOCK P.M.


                                        /s/ Edward J. Freel
                              [SEAL]    ----------------------------------------
                                        Edward J. Freel, Secretary of State

2092153 8100                            AUTHENTICATION: 9403186

981436106                                         DATE: 11-12-98

  STATE OF DELAWARE
 SECRETARY OF STATE
DIVISION OF CORPORATIONS           ARTICLE OF AMENDMENT TO
FILED 04:30 PM 01/05/1998          CERTIFICATE OF INCORPORATION
   981004450 - 2092153                          OF
                                   CROSS ATLANTIC CAPITAL INC.
                                   (A DELAWARE CORPORATION)
                                   (PURSUANT TO SECTION 242)

      Pursuant to the applicable provisions of the Delaware corporation Law, the undersigned corporation adopts the following Articles of Amendment to its Certificate of Incorporation by stating the following:

      FIRST: The following Amendment to the Certificate of Incorporation had been duly approved by the Board of Directors on September 30, 1997.

      SECOND: Article FIRST of the Certificate of Incorporation of this corporation is amended to read in full as follows:

                     "FIRST: The name of the corporation is:
                                Elgin e 2, Inc."

      THIRD: The foregoing Amendment to the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Delaware law on September 30, 1997. The total number of shares voting in favor of the Amendment equaled or exceeded the vote required. The number of shares voting for such Amendment was 2,948,992 and the number of shares voting against such Amendment was 0.

      We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this certificate are true and correct of our own knowledge.

      In witness whereof, the corporation has caused this Articles of Amendment to Certificate of Incorporation to be signed by authorized officers this 30th day of September, 1997.

DATED: September 30, 1997               CROSS ATLANTIC CAPITAL INC.


                                        By: /s/ Philip Dascher
                                            ------------------------------------
                                            Philip Dascher, President


                                        By: /s/ Amy Moll
                                            ------------------------------------
                                            Amy Moll, Secretary

                                State of Delaware

                     Office of the Secretary of State PAGE 1
                     --------------------------------

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF

DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT

COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

        "COMMUNICATION SERVICE COMPANY", A MAINE CORPORATION,

        WITH AND INTO "ELGIN E2, INC." UNDER THE NAME OF "ELGIN E2,

INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF

THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE

TWENTY-FOURTH DAY OF APRIL, A.D. 1998, AT 1:50 O'CLOCK P.M.


                                        /s/ Edward J. Freel
                              [SEAL]    ----------------------------------------
                                        Edward J. Freel, Secretary of State

2092153 8100M                           AUTHENTICATION: 9403187

981436106                                         DATE: 11-12-98

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 01:50 PM 04/24/1998
                                                          981157121 - 2092153

                              CERTIFICATE OF MERGER
                                       OF
                          COMMUNICATION SERVICE COMPANY
                                      INTO
                                 ELGIN E 2, INC.

                                  *************

      The undersigned corporation does hereby certify:

      FIRST: That the names and cases of incorporation of each of the constituent corporations of the merger are as follows:

           NAME                            STATE OF INCORPORATION
           ----                            ----------------------
           Elgin e 2, Inc.                 Delaware
           Communication Service Company   Maine

      SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware.

      THIRD: That the name of the surviving corporation of the merger is Elgin e2, Inc.

      FOURTH: That the certificate of incorporation of Elgin e 2, Inc., a Delaware corporation, which is the surviving corporation, shall continue in full force and effect as the certificate of incorporation of the surviving corporation.

      FIFTH: That the executed agreement of merger is on file at the principal place of business of the surviving corporation which is 12 Executive Drive, Hudson, New Hampshire 03501.

      SIXTH: That a copy of the Agreement of Merger will be furnished, on request and without cost, to any stockholder of any constituent corporation.

      SEVENTH: The authorized capital stock of each constituent corporation which is not a Delaware corporation is: 2,000 shares, no par value.

--------------------------------------------------------------------------------

      EIGHTH: That this Certificate of Merger shall be effective on April 24, 1998.

Dated April 23, 1998.

                                   ELGIN E2, INC.


                                   By: /s/ William Mosconi
                                       ------------------------------------
                                         William Mosconi
                                       Its President and Chief Executive Officer
                                       Hereunto Duly Authorized

                                State of Delaware

                     Office of the Secretary of State PAGE 1
                     --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF

DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT

COPY OF THE CERTIFICATE OF AMENDMENT OF "ELGIN E2, INC.",

CHANGING ITS NAME FROM "ELGIN E2, INC." TO "ELGIN TECHNOLOGIES,

INC.", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF JUNE, A.D.

1998, AT 2:30 O'CLOCK P.M.


                                        /s/ Edward J. Freel
                              [SEAL]    ----------------------------------------
                                        Edward J. Freel, Secretary of State

2092153 8100                            AUTHENTICATION: 9403188

981436106                                         DATE: 11-12-98

   STATE OF DELAWARE
  SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:30 PM 06/16/1998

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

                                     ******

      ELGIN e2, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"):

      DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of said Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

      RESOLVED, that the Certificate of Incorporation of ELGIN e2, INC. be amended by changing Article 1 thereof so that, as amended, said Article shall be and read as follows:

      "1. The name of the Corporation is: Elgin Technologies, Inc."

      SECOND: That in lieu of a meeting and vote of stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by William Mosconi, its President, this 8th day of May, 1998. ELGIN e2, INC.


                                        By: /s/ William Mosconi
                                            ------------------------------------
                                            William Mosconi, its President